Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Lufax Holding Ltd of our report dated April 7, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Lufax Holding Ltd’s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP

Shanghai, The People’s Republic of China

April 11, 2023